UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006

SANTA FE ENERGY TRUST

(Exact name of registrant as specified in its charter)

Texas	1-11450	76-6081498
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

The Bank of New York Trust Company, N.A., Trustee

Global Corporate Trust

221 West 6th Street

Austin, Texas 78701

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (800) 852-1422

JPMorgan Chase Bank, N.A., Trustee

Institutional Trust Services

221 West 6th Street

Austin, Texas 78701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events

On October 2, 2006, pursuant to the Purchase and Assumption Agreement, dated April 7, 2006, by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co., The Bank of New York completed its purchase of substantially all of the corporate trust business of JPMorgan Chase, an affiliate of which was serving as Trustee of Santa Fe Energy Trust and as Depositary for the depositary units relating to Santa Fe Energy Trust.  As a result of this transaction, effective October 2, 2006, The Bank of New York Trust Company, N.A., became the Trustee of Santa Fe Energy and Depositary for the depositary units.  The current contact information for The Bank of New York Trust Company, N.A., as Trustee and Depositary, is:  The Bank of New York Trust Company, N.A., Global Corporate Trust, 221 West 6th Street, Austin, Texas 78701; phone (800) 852-1422.  Additional information regarding the duties of the Trustee and Depositary are available in Santa Fe Energy Trust’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTA FE ENERGY TRUST
(Registrant)

By:	The Bank of New York Trust Company, N.A., Trustee

By:	/s/ Mike Ulrich
Mike Ulrich
Vice President

Date:  October 4, 2006